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                                                                    EXHIBIT 12.1

NORTEK HOLDINGS, INC.
RATIO OF EARNINGS TO FIXED CHARGES
FOR S-4 FILING

                                                                          ACTUAL
                                            -----------------------------------------------------------------     PRO FORMA
                                              YEAR ENDED DECEMBER 31,         PERIOD FROM        PERIOD FROM     -------------
                                            -----------------------------   JAN. 1, 2003 TO     JAN. 10, 2003     YEAR ENDED
                                            1999    2000    2001    2002     JAN. 9, 2003     TO DEC. 31, 2003   DEC. 31, 2003
                                            -----   -----   -----   -----   ---------------   ----------------   -------------
                                                                         (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing
  operations                                 56.4    58.3    32.8    43.6        (60.9)             62.0             48.2
Provision (benefit) for income taxes         40.2    39.1    27.8    29.5        (21.8)             41.3             34.4

                                            -----   -----   -----   -----        -----             -----            -----
     "Earnings"                              96.6    97.4    60.6    73.1        (82.7)            103.3             82.6
                                            -----   -----   -----   -----        -----             -----            -----

FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                           47.4    47.6    51.7    52.4          1.1              57.6             78.3
  Interest portion of rental expense          3.0     4.1     4.5     4.7          0.1               5.0              5.1

                                            -----   -----   -----   -----        -----             -----            -----
     "Fixed Charges"                         50.4    51.7    56.2    57.1          1.2              62.6             83.4
                                            -----   -----   -----   -----        -----             -----            -----

Earnings Available for Fixed Charges        147.0   149.1   116.8   130.2        (81.5)(1)         165.9            166.0
                                            -----   -----   -----   -----        -----             -----            -----

Ratio of Earnings to Fixed Charges            2.9x    2.9x    2.1x    2.3x                           2.7x             2.0x

                                                            ACTUAL                     PRO FORMA
                                              -----------------------------------    ------------
                                                 PERIOD FROM       THREE MONTHS      THREE MONTHS
                                              JAN. 10, 2003 TO        ENDED              ENDED
                                                APR. 5, 2003       APR. 3, 2004      APR. 3, 2004
                                              ----------------   ----------------    -------------


EARNINGS:
Earnings (loss) from continuing
  operations                                        11.0               2.9             15.0
Provision (benefit) for income taxes                 7.1               2.0              8.5
                                                    ----              ----             ----
    "Earnings"                                      18.1               4.9             23.5
                                                    ----              ----             ----

FIXED CHARGES:
  Interest expense including
      amortization of debt expense
      and discount                                  16.8              25.6             18.7
  Interest portion of rental expense                 1.2               1.3              1.3
                                                    ----              ----             ----
     "Fixed Charges"                                18.0              26.9             20.0
                                                    ----              ----             ----
Earnings Available for Fixed Charges                36.1              31.8             43.5
                                                    ----              ----             ----
Ratio of Earnings to Fixed Charges                   2.0x              1.2x             2.2x


(1) Earnings were insufficient to cover fixed charges by approximately $81.5 million for the period from January 1, 2003 to January 9, 2003.